UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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DOVER MOTORSPORTS, INC.

(Name of Registrant as Specified In Its Charter)

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DOVER MOTORSPORTS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 28, 2004

DEAR STOCKHOLDER:

PLEASE TAKE NOTICE that the 2004 Annual Meeting of Stockholders of DOVER MOTORSPORTS, INC., a Delaware corporation, will be held at the Dover Downs Hotel and Conference Center, 1131 N. DuPont Highway, Dover, Delaware, on Wednesday, April 28, 2004, at 11:00 A.M.:

At the meeting you will be asked to:

1.	elect three Class II Directors to the Board of Directors;

2.	approve the proposed 2004 Stock Incentive Plan; and

3.	consider and act upon such other business as may properly come before the Annual Meeting or any adjournment of the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

KLAUS M. BELOHOUBEK
Senior Vice President-General Counsel and Secretary

Dover, Delaware

March 29, 2004

Please vote by telephone or as instructed in your proxy card, or complete, sign and date the proxy card as promptly as possible and return it in the enclosed envelope.

PROXY STATEMENT

DOVER MOTORSPORTS, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 28, 2004

INFORMATION CONCERNING SOLICITATION AND VOTING

Your vote is very important. For this reason, our Board of Directors is requesting that you permit your stock to be represented at the 2004 Annual Meeting of Stockholders by the proxies named on the enclosed proxy card. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

References in this Proxy Statement to the “Company,” “we,” “us” and “our” shall mean DOVER MOTORSPORTS, INC., a Delaware corporation, and its subsidiaries, as appropriate. This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of our Board of Directors. Proxies solicited by this Proxy Statement are to be voted at the Annual Meeting or at any adjournment of the meeting.

The mailing address for our principal executive office is 1131 N. DuPont Highway, Route 13, Dover, Delaware 19901. This Proxy Statement and the form of proxy were first sent to our stockholders on or about March 29, 2004.

GENERAL INFORMATION ABOUT THE MEETING

Who may vote

You may vote your stock if our records show that you owned your shares as of the close of business on March 26, 2004. On that date, our outstanding capital stock consisted of 16,617,898 shares of Common Stock, par value $.10 per share (the “Common Stock”), and 23,376,185 shares of Class A Common Stock, par value $.10 per share (the “Class A Common Stock”). Shares of Class A Common Stock are convertible at any time into shares of Common Stock on a share-for-share basis at the option of the holder.

Voting Rights in General

If you hold Common Stock, you are entitled to one vote for each share of Common Stock held. If you hold Class A Common Stock, you are entitled to ten votes for each share of Class A Common Stock held, except to the extent that voting by class is required by law. At a meeting of stockholders at which a quorum is present, a majority of the votes cast decides all questions, unless the matter is one upon which a different vote is required by express provision of law or our Certificate of Incorporation or By-laws. Under the General Corporation Law of the State of Delaware, holders of Common Stock and Class A Common Stock are only entitled to vote as a class with respect to certain limited matters, such as certain amendments to our Certificate of Incorporation which would change the rights of only one class of stock.

Voting your proxy

Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. Instructions for voting by telephone or by mail are on your proxy card. For shares held through a broker, bank or other nominee, follow the instructions on the voting instruction card included with your voting materials. If you provide specific voting instructions, your shares will be voted as you have instructed and as the proxy holders may determine within their discretion with respect to any other matters that properly come before the meeting.

If you hold shares in your name, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on certain matters. New York Stock Exchange (“NYSE”) regulations prohibit brokers or other nominees that are NYSE member organizations from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. NASD member brokers are also prohibited from voting on such proposals without specific instructions from beneficial holders. This means that all shares that you hold through a broker or other nominee who is a NASD or NYSE member organization will only be voted on Proposal Number 2 if you have provided specific voting instructions to your broker or other nominee to vote your shares on that proposal.

Vote Required

•	Proposal Number 1—Election of Directors

The election of our Board nominees will require a plurality of the votes cast by the shares entitled to vote. This means that the nominees receiving the greatest number of votes will be elected. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. There is no class voting or cumulative voting with respect to the election of directors.

•	Proposal Number 2—Approval of 2004 Stock Incentive Plan

Approval of the proposed 2004 Stock Incentive Plan will require the affirmative vote of a majority of the voting power present and entitled to vote. Abstentions and broker non-votes, if any, are not treated as votes cast for such purposes.

If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a broker, bank or other nominee and you do not instruct them on how to vote on this proposal, your broker will not have authority to vote your shares if your broker is a NASD or NYSE member organization.

Our Chairman, Henry B. Tippie, owns or has the right, as executor of the Estate of John W. Rollins, Sr., to vote shares of Common Stock and Class A Common Stock that add up to more than fifty percent of the voting power of all of our outstanding capital stock. This means that his vote is all that is needed to approve both of these proposals. Mr. Tippie has indicated that he intends to vote all shares under his control in favor of both of these proposals.

Votes needed to hold the meeting (“Quorum”)

The Annual Meeting will be held if a majority of our outstanding shares on the record date entitled to vote is represented at the meeting. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting, if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a proxy card or voted by telephone or as permitted by your proxy card.

Matters to be voted on at the meeting

The following proposals will be presented for your consideration at the meeting:

•	to elect three Class II Directors to the Board of Directors;

•	to approve the proposed 2004 Stock Incentive Plan; and

•	to consider and act upon such other business as may properly come before the Annual Meeting or any adjournment of the meeting.

Cost of this proxy solicitation

We will pay the costs of the solicitation of proxies. We may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone, or we may ask our proxy solicitor to solicit proxies on our behalf for a nominal charge.

Voting in person at the meeting

You may vote shares held directly in your name in person at the meeting. If you want to vote shares that you hold in street name at the meeting, you must request a legal proxy from your broker, bank or other nominee that holds your shares.

Changing your vote

You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing a new proxy card with a later date, voting on a later date by telephone (if permitted by your proxy card), or by attending the meeting and voting in person. However, your attendance at the meeting will not automatically revoke your proxy; you must specifically revoke your proxy.

Voting recommendations

Our Board recommends that you vote:

•	“FOR” each of the nominees to our Board of Directors; and

•	“FOR” approval of our 2004 Stock Incentive Plan

Voting results

The preliminary voting results will be announced at the meeting. The final voting results will be tallied by our Transfer Agent and Inspector of Elections and published in our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2004.

STOCK OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The table below, based on information we have received, shows the number of shares of Common Stock and Class A Common Stock owned as of March 1, 2004 by:

•	each of our Directors or nominees for Director;

•	each of our Executives named in the Summary Compensation Table;

•	our Officers and Directors as a group; and

•	Stockholders owning five percent or more of our Common Stock or Class A Common Stock

	Number of Shares and Nature of Beneficial Ownership by Class(1)				Percentage Beneficially Owned by Class		Percentage of Combined Voting Power of Both Classes
Names and Addresses of Beneficial Owners	Common Stock		Class A Common Stock		Common Stock	Class A Common Stock
Estate of John W. Rollins P.O. Box 26557 Austin, TX 78755	—		10,311,960	(2)	—	44.1%	41.2%

Henry B. Tippie P.O. Box 26557 Austin, TX 78755	290,700	(2)(3)	3,000,000		1.7%	12.8%	12.1%

R. Randall Rollins 2170 Piedmont Road, NE Atlanta, GA 30324	290,700		2,030,000		1.7%	8.7%	8.2%

Gary W. Rollins 2170 Piedmont Road, NE Atlanta, GA 30324	290,700		2,030,000		1.7%	8.7%	8.2%

Eugene W. Weaver 1131 N. DuPont Highway Dover, DE 19901	17,500	(4)	1,196,000	(4)	0.1%	5.1%	4.8%

Jeffrey W. Rollins P.O. Box 10767 Wilmington, DE 19850	45,890	(5)	1,253,975		0.3%	5.4%	5.0%

Melvin L. Joseph RD #7, Box 218 Georgetown, DE 19947	20,000		860,000		0.1%	3.7%	3.4%

Denis McGlynn 1131 N. DuPont Highway Dover, DE 19901	200		817,000	(6)	—	3.5%	3.3%

John W. Rollins, Jr. PO Box 1239 Chadds Ford, PA 19317	344,900	(7)	45,000		2.1%	0.2%	0.3%

Kenneth K. Chalmers 233 South Wacker Drive, Suite 9650 Chicago, IL 60606	1,000	(8)	—		—	—	—

	Number of Shares and Nature of Beneficial Ownership by Class(1)			Percentage Beneficially Owned by Class		Percentage of Combined Voting Power of Both Classes
Names and Addresses of Beneficial Owners	Common Stock		Class A Common Stock	Common Stock	Class A Common Stock
Patrick J. Bagley 1131 N. DuPont Highway Dover, DE 19901	3,000		—	—	—	—

Klaus M. Belohoubek 3505 Silverside Road Plaza Centre Bldg., Suite 203 Wilmington, DE 19810	4,500		—	—	—	—

Jerome T. Miraglia 1131 N. DuPont Highway Dover, DE 19901	—		—	—	—	—

Thomas G. Wintermantel 1131 N. DuPont Highway Dover, DE 19901	5,354	(9)	—	—	—	—

Gabelli Asset Management, Inc. One Corporate Center Rye, NY 10580-1435	1,061,500		—	6.4%	—	0.4%

Peter Kenner c/o Tivoli Partners, L.P. 42 East 81st Street New York, NY 10028	1,157,997		—	7.0%	—	0.5%

George S. Loening Select Equity Group, Inc. & Select Offshore Advisors, LLC 380 Lafayette Street, 6th Floor New York, NY 10003	1,406,900		—	8.5%	—	0.6%

Merril Lynch & Co., Inc. World Financial Center, North Tower 250 Vesey Street New York, NY 10381	1,467,621		—	8.8%	—	0.6%

All Directors and Officers as a Group (12 persons)	1,023,744		9,201,975	6.2%	39.4%	37.2%

(1)	For our officers and directors, shares owned directly and of record are reflected in the table and other holdings are noted by footnote. Class A Common Stock is convertible, at any time, on a share-for-share basis into Common Stock at the option of the holder. As a result, pursuant to Rule 13d of the Securities Exchange Act of 1934, a stockholder is deemed to have beneficial ownership of the shares of Common Stock which the stockholder may acquire upon conversion of Class A Common Stock. In order to avoid overstatement, the amount of Common Stock beneficially owned does not take into account shares of Common Stock which may be acquired upon conversion of Class A Common Stock (an amount which is equal to the number of shares of Class A Common Stock held by a stockholder). The above numbers exclude the following shares of Common Stock subject to options granted under the Company’s 1996 Stock Option Plan (the “Plan”) which the employee has the right to acquire beneficial ownership as specified in Rule 13d of the Securities Exchange Act of 1934: Denis McGlynn, 88,188 shares; Klaus M. Belohoubek, 38,093 shares; Patrick J. Bagley, 6,666 shares; Jerome T. Miraglia, 7,334 shares; Thomas G. Wintermantel, 5,000 shares; Eugene Weaver, 67,486 shares; Melvin Joseph, 10,000 shares; and all directors and officers as a group, 222,767 shares.

(2)	Henry B. Tippie is the executor of the Estate of John W. Rollins, Sr. His individual holdings are listed separately from the holdings of the Estate.
(3)	Does not include 150,000 shares of Common Stock held by his wife and 42,000 shares of Common Stock held as Co-Trustee, as to which Mr. Tippie disclaims any beneficial interest.
(4)	Does not include 10,000 shares of Common Stock and 100,000 shares of Class A Common Stock held by Mr. Weaver’s wife and 2,600 shares of Common Stock and 11,000 shares of Class A Common Stock held as Trustee, as to which Mr. Weaver disclaims any beneficial interest, 600,000 shares of Class A Common Stock owned by a partnership over which Mr. Weaver has sole voting power, as to which Mr. Weaver disclaims beneficial interest in 76.14% of the partnership, and 93,000 shares of Common Stock owned by a limited liability corporation over which Mr. Weaver has sole voting and investment power.
(5)	Does not include 22,450 shares of Common Stock owned by a limited liability corporation over which Mr. Rollins has sole voting and investment power.
(6)	Does not include 52,000 shares of Class A Common Stock held by his wife, as to which Mr. McGlynn disclaims any beneficial interest.
(7)	Does not include 900 shares of Common Stock held by his wife.
(8)	Does not include 2,000 shares of Common Stock held by his wife, as to which Mr. Chalmers disclaims any beneficial interest.
(9)	Does not include 2,845 shares of Common Stock held as custodian for his minor children.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

Three of our Directors are standing for reelection at the Annual Meeting to serve as Class II Directors for a term of three years, and until the election and qualification of their successors. Our other six Directors are not standing for reelection because their terms as Directors extend past the Annual Meeting pursuant to provisions of our Certificate of Incorporation which provide for the election of Directors for staggered terms, with each Director serving a three-year term.

We have nine members and one vacancy on our Board of Directors. There is a position for a Class I Director which will remain vacant. Our Board believes that it is in our and your best interests to keep this vacancy on the Board so that the Board may, if the opportunity arises, appoint a candidate in the future without amending our Certificate of Incorporation. A majority of the members of our Board of Directors may appoint an individual to fill the vacancy.

Unless you WITHHOLD AUTHORITY, the proxy holders will vote FOR the election of each of the nominees named below to a three-year term as a Director. Although our Board of Directors does not contemplate the possibility, in the event a nominee is not a candidate or is unable to serve as director at the time of the election, unless you WITHHOLD AUTHORITY, the proxies will be voted for such nominee as is designated by our Board of Directors to fill the vacancy.

The name and age of each of our Directors and each of the nominees, his principal occupation, and the period during which he has served us as a Director are set forth below.

Names of Nominees	Principal Occupation(1)	Service as Director	Age
Class II (Term Expires 2007)

John W. Rollins, Jr.	Former President, Chief Executive Officer and Director, Rollins Truck Leasing Corp.	1996 to date	61

Eugene W. Weaver	Former Senior Vice President—Administration	1971 to date	71

Melvin L. Joseph	Vice President and Director of Auto Racing, Dover International Speedway, Inc.; President, Melvin Joseph Construction Company	1969 to date	82
Names of Directors Whose Terms Have Not Expired
Class III (Term Expires 2005)

Denis McGlynn	President and Chief Executive Officer; President, Chief Executive Officer and Director, Dover Downs Gaming & Entertainment, Inc.	1979 to date	58

Jeffrey W. Rollins	Principal, Context Ventures Inc., LLC	1993 to date	39

Kenneth K. Chalmers	Former Executive Vice President of Bank of America	2002 to date	74

Class I (Term Expires 2006)

Henry B. Tippie	Chairman of the Board; Chairman of the Board and Chief Executive Officer, Tippie Services, Inc.; Chairman of the Board, Dover Downs Gaming & Entertainment, Inc.	1996 to date	77

R. Randall Rollins	Chairman of the Board, Rollins, Inc.; Chairman of the Board, RPC, Inc.; Chairman of the Board, Marine Products Corporation	1996 to date	72

Patrick J. Bagley	Senior Vice President—Finance and Chief Financial Officer; Former Vice President—Finance, Treasurer and Director, Rollins Truck Leasing Corp.	1996 to date	56

(l)

Except as noted, the nominees and other Directors have held one or more of the positions of responsibility set out in the above column (but not necessarily their present titles) for more than five years. In addition to the directorships listed in the above column, the following Directors also serve on the board of directors of the following companies: Henry B. Tippie, Rollins, Inc., RPC, Inc. and Marine Products Corporation; R. Randall Rollins, SunTrust Banks Inc., SunTrust Banks of Georgia and Dover Downs Gaming & Entertainment, Inc.; and Eugene W. Weaver, WSFS Financial Corp. Patrick J. Bagley, Kenneth K. Chalmers, John W. Rollins, Jr., Melvin L. Joseph and Jeffrey W. Rollins also serve on the board of directors of Dover Downs Gaming & Entertainment, Inc. Jeffrey W. Rollins co-founded Context Ventures Inc., LLC, a firm that provides management and financial services, in 2001. He is also on the Board of Delaware Sterling Bank and is President of Label Dynamics, Inc., a manufacturer of labels, decals and product identification graphics which was acquired by Context Ventures in 2002. From 1997 to 2001 he was Vice President—Development for Brandywine Center Management, L.L.C., a real estate management company. Dover Downs Gaming & Entertainment, Inc. was spun-off from the Company on April 1, 2002 and is in the gaming and entertainment business. Dover International Speedway, Inc. is a wholly-owned subsidiary of ours. Rollins Truck Leasing Corp. was merged into a subsidiary of Penske Truck Leasing Co.,

L.P. in 2001 and was engaged in the business of truck leasing. Rollins, Inc. is a consumer services company engaged in residential and commercial termite and pest control. RPC, Inc. is engaged in oil and gas field services. Marine Products Corporation is engaged in boat manufacturing. WSFS Financial Corp., SunTrust Banks Inc., SunTrust Banks of Georgia and Delaware Sterling Bank are all financial institutions. Tippie Services, Inc. provides management services. John W. Rollins, Jr. and Jeffrey W. Rollins are brothers. R. Randall Rollins is a cousin of John W. Rollins, Jr. and Jeffrey W. Rollins.

Our Board of Directors recommends a vote FOR the nominees listed.

PROPOSAL NUMBER 2

APPROVAL OF 2004 STOCK INCENTIVE PLAN

Our Board of Directors recommends that you vote FOR the approval of our 2004 Stock Incentive Plan (the “Plan”). The Plan was adopted by our Board of Directors on January 28, 2004, contingent upon your approval. An aggregate of 1,500,000 shares of Common Stock have been reserved for issuance under the Plan. No shares of Class A Common Stock may be issued under the Plan. The Plan provides for grants to our officers and key employees of stock options and/or awards valued in whole or in part by reference to our Common Stock, such as restricted stock awards. The Plan will be administered by our Compensation and Stock Incentive Committee (the “Committee”). The Committee consists of non-employee Directors. The Plan will afford us latitude in tailoring incentive compensation to support our corporate and business objectives, and to anticipate and respond to a changing business environment and competitive compensation practices. The following is a description of the principal features of our Plan, a copy of which is attached as Exhibit A to this Proxy Statement.

General Provisions

The Committee will have exclusive discretion to select the employees and to determine the type, size and terms of each award, to determine when awards will be granted and paid, and to make all other determinations which it deems necessary or desirable in the interpretation and administration of the Plan. The Plan will terminate ten years from January 28, 2004. With limited exceptions, including termination of employment as a result of death, options and other awards under the Plan are forfeited if an employee’s employment or performance of services terminates following the grant of the award but prior to its exercise and/or vesting. Generally, an employee’s rights and interest under the Plan will not be transferable except by will or by the laws of descent and distribution.

There is no maximum number of persons eligible to receive options and other awards under the Plan. It is currently estimated that the eligible group will be comprised of less than 35 persons.

Options, which include nonqualified stock options and incentive stock options, are rights to purchase a specified number of shares of our Common Stock at a price fixed by the Committee. The option price may not be less than the fair market value of the underlying shares of Common Stock at the time of grant. On March 1, 2004, the closing price of our Common Stock on the New York Stock Exchange was $3.81 per share. Options generally will expire not later than ten years after the date on which they are granted. Options will become exercisable at such times and in such installments as the Committee shall determine. Payment of the option price must be made in full at the time of exercise in such form (including, but not limited to, cash, unrestricted Common Stock held for at least twelve months, or any combination thereof) as the Committee may determine. In order to comply with certain federal tax restrictions, no employee may be granted an incentive stock option if after taking into account such option the aggregate fair market value of the stock with respect to which incentive stock options are exercisable for the first time by such employee during any given calendar year, under this and all other incentive stock option plans of the Company, would exceed $100,000.

A restricted stock award is an award of a given number of shares of our Common Stock which are subject to a restriction against transfer and/or to a risk of forfeiture during a period set by the Committee. During the restriction period, the employee may or may not have the right to vote and receive dividends on the shares.

The Plan is subject to amendment or termination by the Board of Directors without stockholder approval as deemed in our best interests. However, no such amendment may:

•	materially increase the benefits to employees under the Plan;

•	materially increase the number of shares which may be issued under the Plan;

•	materially modify the requirements as to eligibility for participation in the Plan; or

•	reduce the amount of any previously granted award or adversely change its terms and conditions, without the consent of the holder of such award.

In general, if there are any changes in our capitalization affecting the number or kind of outstanding shares of our Common Stock, whether by declaration of stock dividends, stock splits, reclassifications or recapitalizations, then the number and kind of shares then subject to options and awards shall be proportionately adjusted by the Committee to whatever extent the Committee determines that any such change equitably requires an adjustment.

In general, subject to the discretion of the Committee, if we are merged into or consolidated with another corporation under circumstances in which the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation while unexercised options are outstanding under the Plan, then adjustments will be made so that employees will be entitled, upon exercise of such option to receive such stock or other securities as the holders of the same class of stock as those shares subject to the option would be entitled to receive in the transaction. Other awards under the Plan will receive such treatment in connection with these transactions as the Committee shall determine at or after the date of grant.

The Plan is intended to replace our 1996 Stock Option Plan for purposes of future grants. Upon approval of our 2004 Stock Incentive Plan, no further awards will be made under our 1996 Stock Option Plan.

For information concerning options we awarded under our 1996 Stock Option Plan, please refer to “Executive Compensation” beginning on page 16 of this Proxy Statement.

Certain Federal Tax Consequences under the Plan

The following discussion addresses certain anticipated federal income tax consequences to recipients of awards made under the Plan. It is based on the Internal Revenue Code and interpretations in effect on the date of this Proxy Statement.

A person granted a nonqualified stock option will not recognize income as a result of the grant of the option. However, upon exercise of the nonqualified stock option, the person will generally recognize ordinary compensation income equal to the excess, if any, of the fair market value of the shares at time of exercise over the exercise price. The person’s tax basis for the shares will be equal to the exercise price paid by the person plus the amount includable in the person’s gross income as compensation income, and the person’s holding period for the shares will commence on the date on which the shares are acquired.

A person granted an incentive stock option which qualifies under Section 422 of the Code generally will not recognize income at the time of grant of the incentive stock option or at the time of its exercise. However, the excess of the fair market value of the shares of stock subject to the option over the exercise price of the option at the time of its exercise is an adjustment to taxable income in determining a person’s alternative minimum taxable income. As a result, this adjustment could cause the person to be subject to alternative minimum tax or increase his or her alternative minimum tax liability.

If a person who has exercised an incentive stock option does not sell the shares until more than one year after exercise and more than two years after the date of grant, the person will normally recognize a capital gain or loss equal to the difference, if any, between the selling price of the shares and the exercise price. If the person sells the shares before the time periods expire (a “disqualifying disposition”) he or she will recognize ordinary compensation income equal to the lesser of (i) the difference, if any, between the fair market value of the shares on the date of exercise and the exercise price of the option, or (ii) the difference, if any, between the selling price for the shares and the exercise price of the option. Any other gain or loss on such sale will normally be a capital gain or loss. The tax basis of the shares to the person, for purposes of computing such other gain or loss, should be equal to the exercise price paid (plus, in the case of disqualifying disposition, the amount includable in the person’s gross income as compensation, if any).

With respect to either nonqualified or incentive stock options, if a person delivers shares of our Common Stock in part or full payment of the option price, the person generally will be treated as having exchanged such shares for an equivalent number of the shares received upon exercise of the option (the “Exchange Shares”), and no gain or loss will be recognized with respect to the shares surrendered to the Company in payment of the option price. In such a case, the person will have a tax basis in the Exchange Shares which is the same as the person’s tax basis in the shares of stock delivered in payment of the option price. The remaining shares received upon exercise of the option (other than the Exchange Shares) will, in the case of nonqualified options, have a tax basis equal to the income recognized on the exercise of the option plus any additional consideration paid pursuant to the exercise of the option, and in the case of incentive stock options, will have a tax basis equal to any additional consideration paid pursuant to the exercise of the option.

A person who receives stock pursuant to a restricted stock award should not recognize any taxable income upon the receipt of such award (unless such person makes an Internal Revenue Code Section 83(b) Election). The person will recognize taxable compensation income at the vesting date, or the date the person’s interest in the stock is freely tradable. The amount of income is equal to the fair market value of the shares on that date. The tax basis of the shares to the person should be equal to the amount includable in the person’s gross income as compensation, and the person’s holding period for the shares should normally commence on the day following the date on which the value of such shares is includable in income. Dividends paid on shares prior to the lapse of the restrictions (if a Section 83(b) Election is not made) should be included in the income of the person as taxable compensation income when received.

Different tax rules will apply to a person who receives a restricted stock award if the person makes a Section 83(b) Election. In such an event the person will recognize the fair market value of the shares as taxable compensation income at the time of their receipt. Any gain recognized on a subsequent sale of the shares will be treated as a capital gain.

The Company will be entitled to a tax deduction corresponding in amount and time to the person’s recognition of ordinary compensation income in the circumstances described above, provided, among other things, that such deduction is not limited by Section 162(m) of the Code, meets the test of reasonableness, is an ordinary and necessary business expense, and is not an “excess parachute payment” within the meaning of Section 280G of the Code and that the Company satisfies any applicable federal tax withholding requirements. In the case of an incentive stock option, the person will not recognize ordinary income, and the Company will not be entitled to a deduction, unless there is a disqualifying disposition.

Our Board of Directors recommends a vote FOR the approval of our 2004 Stock Incentive Plan.

BOARD OF DIRECTORS AND BOARD COMMITTEES

Our Board of Directors held four meetings during the year ended December 31, 2003. All meetings were attended by one hundred percent of the Board except for one meeting attended by all but one Board member. Board members are encouraged to attend our Annual Stockholder Meetings and all Board members were in attendance at last year’s meeting.

Audit Committee

Our Audit Committee consists of Kenneth K. Chalmers, Chairman, R. Randall Rollins and Jeffrey W. Rollins. The Audit Committee held five meetings during the year ended December 31, 2003. The Committee’s functions are described under the caption “Report of the Audit Committee.” Our Board has determined that each of our Audit Committee members is an “independent director” and that each member qualifies as an “audit committee financial expert” as those terms are defined by applicable New York Stock Exchange and Securities and Exchange Commission rules and regulations.

Executive Committee

Our Executive Committee consists of Henry B. Tippie, Chairman, and Denis McGlynn. The Executive Committee held five meetings during the year ended December 31, 2003. The Executive Committee has the power to exercise all of the powers and authority of our Board of Directors in the management of the business and affairs of the Company in accordance with the provisions of our By-laws.

Compensation and Stock Incentive Committee

Our Compensation and Stock Incentive Committee consists of Henry B. Tippie, Chairman, and R. Randall Rollins. The Compensation and Stock Incentive Committee held four meetings during the year ended December 31, 2003. The Committee establishes compensation and benefits for the Company’s directors, officers and key employees and administers the Company’s outstanding Stock Incentive Plans including the granting of options and other awards to various employees of the Company and its subsidiaries.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Henry B. Tippie, Chairman, and R. Randall Rollins. The Committee was formed by resolution of the full Board of Directors in 2002 for the following purposes:

•	to recommend to our Board of Directors nominees for director and to consider any nominations properly made by a stockholder;

•	upon request of our Board of Directors, to review and report to the Board with regard to matters of corporate governance; and

•	to make recommendations to our Board of Directors regarding the agenda for our annual stockholder’s meetings and with respect to appropriate action to be taken in response to any stockholder proposals.

We are not required by law or by NYSE rules to have a nominating committee since we are a “controlled corporation” as defined by NYSE Rule 303A. We are a “controlled corporation” because a single person, our Chairman of the Board, controls in excess of fifty percent of our voting power. We established the Nominating and Corporate Governance Committee to promote responsible corporate governance practices and we currently intend to maintain the Committee going forward.

Under Delaware law, there are no statutory criteria or qualifications for directors. The law does permit a corporation to prescribe reasonable qualifications in its by-laws or certificate of incorporation. Our By-laws require that at the time of nomination for a directorship, the nominee must own no less than 500 shares of our Common Stock. No other criteria or qualifications have been prescribed by us at this time. Our Nominating and Corporate Governance Committee does not have a formal charter or a formal policy with regard to the consideration of director candidates, however, it acts under the guidance of the Corporate Governance Guidelines approved by our Board and posted on our website (www.dovermotorsportsinc.com) under the heading “Investor Relations.” We believe that we should preserve maximum flexibility in order to select directors with sound judgment and other qualities which are desirable in corporate governance. According to our Corporate Governance Guidelines, we believe our Board of Directors should be responsible for selecting its own members. Our Board delegates the screening process involved to the Nominating Committee and Corporate Governance Committee. This Committee is responsible for determining the appropriate skills and characteristics required of Board members in the context of the then current make-up of our Board. This determination should take into account all factors which the Committee considers appropriate, such as independence, experience, strength of character, mature judgment, technical skills, diversity, age and the extent to which the individual would fill a present need on the Board. Our By-laws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires that written notice be received by our Secretary not less than ninety days prior to the anniversary of the prior year’s annual meeting and set forth the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years and evidence that the nominee owns not less than 500 shares of our Common Stock. We have not received a recommendation for a director nominee from a stockholder. All of the nominees to be voted on at our Annual Meeting are existing directors standing for reelection.

Corporate Governance Guidelines

During fiscal 2004, the Board adopted corporate governance guidelines. A copy of the corporate governance guidelines may be found at our website (www.dovermotorsportsinc.com) under the heading “Investor Relations.” Included on our website is a process for interested parties, including stockholders, to send communications to our Board.

DIRECTORS’ COMPENSATION

Directors who are not our employees are each paid an annual retainer for Board service of $12,000, an attendance fee of $1,000 for each Board of Directors or Committee meeting attended and are permitted to participate in the Company’s health plans on the same basis as Company employees. In addition to the Board of Directors or Committee meeting attendance fees, the Chairman of the Board receives $3,000 per quarter and the Chairman of the Audit Committee receives $2,000 per quarter.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following reports and the Performance Graph on page 15 shall not be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE

Our Audit Committee is established pursuant to our By-laws and the revised Audit Committee Charter adopted by the Board of Directors on January 28, 2004, a copy of which is attached to this Proxy Statement as Exhibit B and is also available at our website (www.dovermotorsportsinc.com) under the heading “Investor Relations.”

Management is responsible for our internal controls and the financial reporting process. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report. The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in our Audit Committee Charter. It is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America; these are the responsibility of our independent public accountants and management, respectively.

Each member of our Audit Committee is independent in the judgment of the Company’s Board of Directors and as required by the listing standards of the New York Stock Exchange.

In fulfilling its oversight responsibilities with respect to the year ended December 31, 2003, our Audit Committee:

•	Approved the terms of the engagement of KPMG LLP as our independent auditors for the year ended December 31, 2003;

•	Reviewed and discussed with our management and the independent auditors our audited consolidated financial statements as of December 31, 2003 and for the year then ended;

•	Discussed with the independent auditors the matters required to be discussed by American Institute of Certified Public Accountants Statement on Auditing Standards No. 61, Communication with Audit Committees, and the rules of the Securities and Exchange Commission; and

•	Received from the independent auditors written affirmation of their independence required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the auditors the firm’s independence from the Company.

Based upon the review and discussions referred to above, the Committee recommended to our Board of Directors that our audited consolidated financial statements, as of December 31, 2003 and for the year then ended, be included in our Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. In giving this recommendation to our Board of Directors, the Audit Committee has relied in part on:

•	management’s representation that such consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America; and

•	the report of our independent auditors with respect to such consolidated financial statements.

Audit Committee

Kenneth K. Chalmers, Chairman

R. Randall Rollins

Jeffrey W. Rollins

REPORT OF THE COMPENSATION AND STOCK INCENTIVE COMMITTEE OF THE

BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

During the fiscal year ending December 31, 2003, the members of our Compensation and Stock Incentive Committee held primary responsibility for determining executive compensation levels.

We are engaged in a highly competitive industry. As a consequence, we view our ability to attract and retain qualified executives as the cornerstone of our future success. In order to accomplish this objective, we have endeavored to structure our executive compensation in a fashion that takes into account our operating performance and the individual performance of the executive.

Of necessity, this analysis is subjective in nature and not based upon a structured formula. The factors referred to above are not weighted in an exact fashion.

Pursuant to the above compensation philosophy, the total annual compensation of our executive officers is made up of one or more of three elements. The three elements are salary, an annual incentive and, in some years, grants of stock options or other stock based awards.

The salary of each executive officer is determined by the Compensation and Stock Incentive Committee. In making its determinations the Committee gives consideration to our operating performance for the prior fiscal year and the individual executive’s performance.

The annual incentive compensation package for our executive officers is developed by our Chief Executive Officer (CEO) prior to the end of each fiscal year and presented to the Committee for review, modification or approval. The package is based upon a performance formula for the ensuing fiscal year but its payment is within the discretion of the Chief Executive Officer based on each individual officer’s performance.

Awards under the Company’s Stock Incentive Plan are purely discretionary, are not based upon any specific formula and may or may not be granted in any given fiscal year. Grants are made under the Plan and the Plan is administered pursuant to Rule 16b-3 of the Securities Exchange Act of 1934. When considering the grant of stock options, the Committee gives consideration to our overall performance and the performance of individual employees.

We expect that, as in past years, the salary and other compensation paid to our executive officers will qualify for income tax deductibility under the limits of Section 162(m) of the Internal Revenue Code. However, it is possible that, where merited, the Committee may authorize compensation which may not, in a specific case, be fully deductible by the Company.

CEO COMPENSATION

The CEO’s compensation is determined by the Compensation and Stock Incentive Committee. As is the case with respect to the executive officers, the CEO’s compensation is based upon our operating performance and his individual performance. The CEO’s compensation consists of the same three elements identified above with respect to executive officers: salary, an annual incentive, and, in some years, grants of stock options or other stock based awards. The determination of salary and the award of stock options, if any, are subjective and not based upon any specific formula or guidelines. The determination of an annual incentive depends on a favorable overall evaluation of the CEO’s performance and is calculated as five percent of the year over year increase in the Company’s pre-tax earnings less $125,000. The formula is revised annually. The CEO is not a member of the Committee and does not participate in the deliberations of the Committee when his salary or incentive is determined.

Compensation and Stock Incentive Committee

Henry B. Tippie, Chairman

R. Randall Rollins

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.

Based on our review of the copies of such forms, we believe that during fiscal year ended December 31, 2003, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

COMMON STOCK PERFORMANCE

The graph below compares the cumulative total return of the following:

•	our Common Stock;

•	the S&P Composite 500 Index; and

•	an index of peer companies

The peer index we selected consists of the following companies engaged in the motorsports business: the Company, Speedway Motorsports, Inc. and International Speedway Corporation. Championship Auto Racing Teams, Inc. was previously included in the peer index but has been removed due to its bankruptcy filing during 2003. The graph assumes that the value of the investment in our Common Stock and each index was 100 at December 31, 1998 and all dividends were reinvested. Appropriate adjustment has also been made relative to our spin-off of our gaming business to Dover Downs Gaming & Entertainment, Inc. on April 1, 2002. This spin-off is treated as a special dividend and the value of the shares acquired in the spin-off assumed to have been reinvested. The comparisons in this table are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be necessarily indicative of any future return on our Common Stock.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG DOVER MOTORSPORTS, INC., THE S & P 500 INDEX

AND A PEER GROUP

* $100 invested on 12/31/98 in stock or index—including reinvestment of dividends. Fiscal year ending December 31.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following non-employee directors serve on our Company’s Compensation and Stock Incentive Committee: Henry B. Tippie, Chairman and R. Randall Rollins.

EXECUTIVE COMPENSATION

Shown below is information concerning the annual compensation for the fiscal years ended December 31, 2003, 2002 and 2001 of those persons who were, at December 31, 2003:

•	our Chief Executive Officer; and

•	our four other most highly compensated executive officers whose total annual salary exceeded $100,000:

SUMMARY COMPENSATION TABLE

						Long-Term Compensation			All Other Compen- sation $
		Annual Compensation				Awards		Payouts
Name and Principal Position	Fiscal Year	Salary (1) $	Incentive $		Other Annual Comp.(2) $	Restricted Stock Awards(3) $	Stock Options /SARs #	LTIP Payouts $
Denis McGlynn President and Chief Executive Officer	12/03 12/02 12/01	$200,000 200,000 400,000	$	— — 50,000	— — —	— — —	25,000 25,000 —	— — —	— — —

Jerome T. Miraglia Executive Vice President	12/03 12/02	157,500 150,000		— —	— —	— —	22,000 22,000	— —	— —

Patrick J. Bagley Senior Vice President—Finance and Chief Financial Officer	12/03 12/02	200,000 107,915		— —	— —	— —	20,000 20,000	— —	— —

Klaus M. Belohoubek Senior Vice President—General Counsel and Secretary	12/03 12/02 12/01	132,000 132,000 222,000		— — —	— — —	— — —	20,000 15,000 30,000	— — —	— — —

Thomas G. Wintermantel Treasurer and Assistant Secretary	12/03	155,000		—	—	—	20,000	—	—

(1)	The 2002 salary reported for Mr. Bagley represents full salary from May 8, 2002 to December 31, 2002. Denis McGlynn and Klaus Belohoubek hold similar positions with Dover Downs Gaming & Entertainment, Inc. (spun-off from the Company on April 1, 2002) and are separately compensated by that entity. The 2001 salary reported for Mr. Belohoubek represents full salary from March 1, 2001 to December 31, 2001 as Mr. Belohoubek’s primary salary was paid by Rollins Truck Leasing Corp. prior to March 1, 2001 and the Company contracted for his services from Rollins Truck Leasing Corp. prior to March 1, 2001.
(2)	The only type of Other Annual Compensation for each of the named officers was in the form of perquisites and was less than the level required for reporting.
(3)	No awards have ever been made.

OPTION AND STOCK APPRECIATION RIGHTS GRANTS IN LAST FISCAL YEAR

The following table sets forth stock options granted in the fiscal year ending December 31, 2003 to each of our executives named in the Summary Compensation Table. Employees of the Company and its subsidiaries are eligible for stock incentive grants based on individual performance. We have never issued any stock appreciation rights. The table also sets forth the hypothetical gains that would exist for options at the end of their eight-year terms, assuming compound rates of stock appreciation of 0%, 5% and 10%. The actual future value of the options will depend on the market value of our Common Stock.

	Individual Grants(1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)(2)
Name	Options Granted (#)	% of Total Options Granted To Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date
					0%	5%	10%
Denis McGlynn	25,000	6.5%	4.68	1/02/11	—	55,862	133,800
Jerome T. Miraglia	22,000	5.8	4.68	1/02/11	—	49,159	117,744
Patrick J. Bagley	20,000	5.2	4.68	1/02/11	—	44,690	107,040
Klaus M. Belohoubek	20,000	5.2	4.68	1/02/11	—	44,690	107,040
Thomas G. Wintermantel	20,000	5.2	4.68	1/02/11	—	44,690	107,040
All employees as a group	382,000	100.0	4.68 and 3.47	1/02/11 and 6/09/11	—	844,910	2,023,706

(1)	Options were granted on January 3, 2003 and June 10, 2003. All option exercise prices are based on the market price on the grant date. All options relate to shares of our Common Stock, typically have an eight year term and vest in equal one-sixth increments on the first through the sixth year anniversaries of the date of grant.
(2)	These amounts, based on assumed appreciation rates of 0% and the 5% and 10% prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of our stock price. These numbers do not take into account certain provisions providing for termination of the option following termination of employment, nontransferability or phased-in vesting.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION/SAR VALUES

The following table summarizes option exercises for the fiscal year ending December 31, 2003 by our executives named in the Summary Compensation Table and the value of the options held by them as of December 31, 2003. We have never granted and we do not have any Stock Appreciation Rights outstanding.

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Unexercised Options at FY-End(#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at FY-End($)(1) Exercisable/Unexercisable
Denis McGlynn	—	—	75,858 / 97,670	— / —
Jerome T. Miraglia	—	—	3,667 / 40,333	— / —
Patrick J. Bagley	—	—	3,333 / 36,667	— / —
Klaus M. Belohoubek	—	—	31,090 / 66,910	— / —
Thomas G. Wintermantel	—	—	1,667 / 28,333	— / —

(1)	The value of our Common Stock on December 31, 2003 was $3.50 per share.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

There were no Long-Term Incentive Plan Awards to our executives named in the Summary Compensation Table, during the fiscal year ended December 31, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In conjunction with our spin-off of Dover Downs Gaming & Entertainment, Inc. (“Gaming & Entertainment”) on April 1, 2002, we entered into various agreements with Gaming & Entertainment that address the allocation of assets and liabilities between the companies and that define the companies’ relationship after the separation. These include the Real Property Agreement, the Transition Support Services Agreement, and the Tax Sharing Agreement. Patrick J. Bagley, Kenneth K. Chalmers, Melvin L. Joseph, Denis McGlynn, Jeffrey W. Rollins, John W. Rollins, Jr., R. Randall Rollins and Henry B. Tippie are all Directors of both companies. Denis McGlynn and Klaus M. Belohoubek are executive officers of both companies.

The Real Property Agreement governs certain leases and easements affecting our Dover, Delaware facility. The Transition Support Services Agreement provides for each of the Company and Gaming & Entertainment to provide each other with certain administrative and operational services and may be terminated by the party receiving the service or by the party providing the service at any time. The Tax Sharing Agreement provides for the treatment of income tax matters for periods beginning before and including the date of the spin-off and any taxes resulting from transactions effected in connection with the spin-off.

During the year ended December 31, 2003, Gaming & Entertainment allocated corporate costs of $1,969,000 to us for certain administrative and operational services, including our use of office space. The allocation was based on both an allocation to the business that directly incurred the costs and an analysis of each company’s share of the costs. In connection with our 2003 NASCAR event weekends, Gaming & Entertainment provided certain catering services for which we were invoiced $443,000. We invoiced Gaming & Entertainment $206,000 for tickets purchased to the 2003 events and other event related items. The net costs incurred by each company for these services are not necessarily indicative of the costs that would have been incurred if the companies had been independent entities and/or had otherwise independently managed these functions; however, management believes that these allocations are reasonable.

During the year ended December 31, 2003, we purchased certain paving, site work and construction services involving total payments of $413,000 from a company wholly owned by Melvin L. Joseph, one of our directors.

For the year ended December 31, 2003, we reported a net operating loss for federal income tax purposes. The loss was carried back to 2001, a period prior to the spin-off, which generated an alternative minimum tax credit carryforward, a portion of which is required to be paid by Gaming & Entertainment under the Tax Sharing Agreement. Therefore, during the fourth quarter of 2003 we recorded a $330,000 receivable from Gaming & Entertainment for its portion of the carryforward.

Use by Gaming & Entertainment of our 5/8-mile harness racing track is under an easement we granted which does not require the payment of any rent. Under the terms of the easement, Gaming & Entertainment has exclusive use of our harness track during the period beginning November 1 of each year and ending April 30 of the following year, together with set up and tear down rights for the two weeks before and after such period. The harness track is located on property we own and is on the inside of our one-mile motorsports superspeedway. Gaming & Entertainment’s indoor grandstands are used by us at no charge in connection with our motorsports events. We also lease our principal executive office space from Gaming & Entertainment. Various easements and agreements relative to access, utilities and parking have also been entered into between us and Gaming & Entertainment relative to our respective Dover, Delaware facilities.

BENEFIT PLANS

Pension Plans

Our Pension Plan is a non-contributory qualified defined benefit plan. All of our full time employees are eligible to participate in the Pension Plan. Up to September 30, 1989, retirement benefits were equal to the sum of from 1% to 1.8% of an employee’s annual cash compensation for each year of service to age 65. Commencing October 1, 1989 and thereafter, retirement benefits are equal to the sum of 1.35% of earnings up to covered compensation, as that term is defined in the Plan, and 1.7% of earnings above covered compensation. Pensionable earnings includes regular salaries or wages, commissions, bonuses, overtime earnings and short-term disability income protection benefits.

Retirement benefits are not subject to any reduction for Social Security benefits or other offset amounts. An employee’s benefits may be paid in certain alternative forms having actuarially equivalent values. Retirement benefits are fully vested after the completion of five years of credited service or, if earlier, upon reaching age 55. The maximum annual benefit under a qualified pension plan is currently $165,000 beginning at the Social Security retirement age (currently age 65).

The Company maintains a non-qualified, defined benefit plan, called the Excess Benefit Plan, which covers those participants of the Pension Plan whose benefits are limited by the Internal Revenue Code. A participant in the Excess Benefit Plan is entitled to a benefit equaling the difference between the amount of the benefit payable without limitation and the amount of the benefit payable under the Pension Plan.

Annual pension benefit projections for the executives whose salary is reported in the Summary Compensation Table assume:

•	that the participant remains in the service of the Company until age 65;

•	that the participant’s earnings continue at the same rate as paid in the fiscal year ended December 31, 2003 during the remainder of his service until age 65; and

•	that the Plans continue without substantial modification.

The estimated annual benefit at retirement for each of these executives is: Denis McGlynn, $111,800; Jerome T. Miraglia, $51,000; Patrick J. Bagley, $31,100; Klaus M. Belohoubek, $71,400; and Thomas G. Wintermantel, $59,900.

401(k) Retirement Plan

We have a deferred compensation plan pursuant to section 401(k) of the Internal Revenue Code for all of our full time employees who have completed ninety (90) days of service. Covered employees may contribute up to 15% of their compensation for each calendar year. In addition, the Company contributes up to an additional 100% of the first $250 of compensation contributed by any covered employee to the plan. An employee’s maximum annual contribution to the plan is $13,000. All contributions are funded currently.

AUDITORS

Our Board of Directors has not selected or recommended the name of an independent public accounting firm for approval or ratification by the stockholders. Our Board of Directors believes that it will be in our and your best interests if it is free to make such determination based upon all factors that are then relevant.

KPMG LLP served as our auditors for the fiscal year ended December 31, 2003. A representative of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement should the representative so desire. The representative also will be available to answer appropriate questions from stockholders.

During the fiscal year ended December 31, 2003, KPMG LLP’s services rendered to us primarily consisted of auditing our consolidated financial statements and performing quarterly reviews.

AUDIT AND NON-AUDIT FEES

The following table sets forth fees for services KPMG LLP provided during fiscal years 2003 and 2002:

	2003	2002
Audit fees(1)	$227,173	$107,500
Audit-related fees(2)	2,052	53,900
Tax fees(3)	6,550	N/A
All other fees(4)	N/A	N/A

Total	$235,775	$161,400

(1)	Represents fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements and audit services provided in connection with regulatory filings.
(2)	Represents fees for assurance services related to the audit of the Company’s financial statements and for services in connection with audits of the Company’s benefit plans.
(3)	Represents fees for services provided in connection with tax compliance, tax advice and tax planning.
(4)	Represents fees for services provided to the Company not otherwise included in the categories above.

The Audit Committee has determined that the provision of non-audit services by KPMG LLP is compatible with maintaining KPMG LLP’s independence. In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by KPMG LLP. In other cases, the Chairman of the Audit Committee has the delegated authority from the Committee to pre-approve certain additional services, and such pre-approvals are communicated to the full Committee at its next meeting. During the fiscal years ended December 31, 2003 and 2002, all services were pre-approved by the Audit Committee in accordance with this policy.

STOCKHOLDER PROPOSALS

Appropriate proposals of eligible stockholders (an eligible stockholder must be a record or beneficial owner of at least l% or $2,000 in market value of securities entitled to be voted at the meeting and have held such securities for at least one year) intended to be presented at our next Annual Meeting of Stockholders must be received by us no later than November 27, 2004 for inclusion in the Proxy Statement and form of proxy relating to that meeting. Stockholders are also advised to review our By-laws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and Director nominations.

MISCELLANEOUS

ON WRITTEN REQUEST OF ANY RECORD OR BENEFICIAL STOCKHOLDER, WE WILL PROVIDE, FREE OF CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003, WHICH INCLUDES THE CONSOLIDATED FINANCIAL STATEMENTS. REQUESTS FOR A COPY OF FORM 10-K SHOULD BE MADE IN WRITING AND ADDRESSED TO:

PATRICK J. BAGLEY

SENIOR VICE PRESIDENT—FINANCE AND CHIEF FINANCIAL OFFICER

DOVER MOTORSPORTS, INC.

P. O. BOX 843

DOVER, DE 19903

WE WILL CHARGE REASONABLE OUT-OF-POCKET EXPENSES FOR THE REPRODUCTION OF EXHIBITS TO FORM 10-K SHOULD A STOCKHOLDER REQUEST COPIES OF SUCH EXHIBITS.

Our Annual Report as of and for the fiscal year ended December 31, 2003 is being provided to you with this proxy statement.

Our Board of Directors knows of no business other than the matters set forth herein which will be presented at the meeting. Since matters not known at this time may come before the meeting, the enclosed proxy gives discretionary authority with respect to such matters as may properly come before the meeting and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS

KLAUS M. BELOHOUBEK

Senior Vice President—General Counsel and Secretary

Dover, Delaware

March 29, 2004

EXHIBIT A

DOVER MOTORSPORTS, INC.

2004 Stock Incentive Plan

1. Purpose.    The 2004 Stock Incentive Plan (the “Plan”) is intended to advance the best interests of Dover Motorsports, Inc. (the “Company”) by providing its employees and the employees of its subsidiaries with additional incentive and by increasing their proprietary interest in the success of the Company and its subsidiary corporations.

2. Administration.    The Plan shall be administered by the Compensation and Stock Incentive Committee of the Board of Directors of the Company (the “Committee”). The Committee shall consist of two or more non-employee Directors of the Company. Meetings shall be held at such time and place as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any questions brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the unanimous written consent of its members. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission of such member, including, but not limited to, the exercise of any power or discretion under the Plan, except those resulting from gross negligence or willful misconduct. All questions of interpretation and application of the Plan, of incentives granted hereunder (the “Incentives”), or of the agreements pursuant to which the Incentives are granted (the “Award Agreements”) shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. “Incentives” shall refer both to options granted under the Plan (the “Options”) and to awards of Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Stock (“Other Stock-Based Awards”).

3. Option Shares.    The stock referred to in the Plan shall be shares of the Company’s Common Stock, $0.10 par value (the “Stock”). The total amount of the Stock reserved and available for distribution under the Plan shall not exceed in the aggregate 1,500,000 shares; provided, however, that the class and aggregate number of shares which may be subject to Incentives granted hereunder shall be subject to adjustment in accordance with the provisions of Section 17 hereof. Such shares may be treasury shares or authorized but unissued shares. If any shares of Stock that have been optioned hereunder cease to be subject to an Option, or if any such shares of Stock that are subject to any Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with future awards under this Plan.

4. Termination of Plan.    The Plan shall terminate on January 27, 2014; provided, however, that the Board of Directors of the Company within its absolute discretion may terminate the Plan at any time. No such termination, other than as provided for in Section 17 hereof, shall in any way affect any Option then outstanding.

5. Authority to Grant Options.    The Committee may grant from time to time to such eligible individuals (the “Participants”) as it shall from time to time determine an Option, or Options, to buy a stated number of shares of Stock under the terms and conditions of the Plan. Subject only to any applicable limitations set forth in the Plan, the number of shares of Stock to be covered by any Option shall be as determined by the Committee. The Committee shall determine whether an Option shall be an “incentive stock option” qualified under Section 422 of the Internal Revenue Code of 1986 as amended (the “Code”), or a “non-qualified stock option” (that is, any Option which is not considered an incentive stock option). The aggregate Fair Market Value (determined as provided in Section 7 of the Plan) of the Stock with respect to which incentive stock options are granted hereunder which are exercisable for the first time by such employee during any calendar year (under all the stock option plans maintained by the Company and subsidiary corporations) shall not exceed $100,000 in accordance with Section 422 of the Code (or such greater or lesser dollar amount as may be in effect under the Code on the date of grant). No Option shall be granted under the Plan after ten (10) years from the date the Plan is adopted.

6. Eligibility.    Participants shall be employees of the Company, or of any subsidiary corporation, as the Committee shall determine from time to time; provided, however, that no employee owning more than ten percent (10%) of the stock of the Company at the time an Incentive is granted shall be eligible to participate in the Plan. For all purposes of the Plan, the term “subsidiary corporation” shall mean any corporation of which the Company is the “parent corporation” as that term is defined in Section 424(e) of the Code. The aggregate number of shares of Stock subject to Incentives granted under this Plan during any calendar year to one Participant shall not exceed 150,000 (subject to adjustment as provided in Section 17).

7. Option Price.    The price at which shares may be purchased pursuant to an Option (the “Option Price”) shall be not less than the fair market value of the shares of Stock on the date the Option is granted, and the Committee in its discretion may provide that the Option Price shall be more than such fair market value. The “Fair Market Value” of the Stock shall be the closing price of the Stock on the New York Stock Exchange as reported in The Wall Street Journal for the trading day on which the Option is granted, or if the Option is not granted on a trading day, then such fair market value shall be determined on the trading day before the Option is granted.

8. Duration of Options.    No Option shall be exercisable after the expiration of ten years from the date such Option is granted; and the Committee in its discretion may provide that an Option shall be exercisable throughout such ten-year period or during any lesser period of time commencing on or after the date of grant of the Option and ending upon or before the expiration of such ten-year period.

9. Amount of Options Exercisable.    Each Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions as the Committee in its discretion may specify upon granting the Option.

10. Exercise of Options.    Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares with respect to which the Option is to be exercised and specifying the address to which the certificates for such shares are to be mailed, accompanied by provision for full payment for the Stock. The Option Price shall be payable in cash or its equivalent or if permitted by the terms of the Award Agreement (a) by tendering previously acquired shares of Stock having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the shares of Stock which are tendered must have been held by the Participant for at least twelve (12) months prior to their tender to satisfy the Option Price), (b) by broker-assisted cashless exercise (provided that any shares of Stock which are sold in connection with any broker-assisted cashless exercise must have been held by the Participant for at least twelve (12) months if such shares were previously acquired by exercise of an Option or grant of Stock under the Plan or any other incentive plan maintained by the Company) or (c) by a combination of any of the foregoing. Notice shall be delivered to the Secretary of the Company, in person or by certified or registered mail, return receipt requested, in which case delivery shall be deemed made on the date such notice is deposited in the mail. As promptly as reasonably practicable after receipt of such written notification and payment, the Company shall deliver to the Participant certificates for the number of shares with respect to which such Option has been so exercised, issued in the Participant’s name; provided, however, that such delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Participant, at the address specified pursuant to this Section 10.

11. Other Stock-Based Awards.

(a) Administration.    Other Stock-Based Awards may include, without limitation, Restricted Stock or Performance Stock. “Restricted Stock” means stock awarded which is (i) subject to restrictions for a stated period of time based on continued employment, (ii) subject to restrictions which will lapse only upon the achievement of predetermined performance goals, or (iii) subject to a combination of the restrictions described in (i) and (ii) above. “Performance Stock” means Stock awarded at the end of a specified performance period, the amount of which is determined by multiplying a performance factor times either (i) the Fair Market Value of the Stock on the last day of the performance period, or (ii) the difference between the Fair Market Value of the Stock on the first and last days of the performance period, provided, however, that at the discretion of the Committee, participants may receive the value of Performance Stock in cash, as determined by reference to the Fair Market Value on the date the amount of the award is determined. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with Options granted under this Plan or equity or cash awards made outside of this Plan.

Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of Stock upon the completion of a specified performance period or event. The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

(b) Terms and Conditions.    Other Stock-Based Awards made pursuant to this Section 11 shall be subject to the following terms and conditions:

(i) Subject to the provisions of this Plan and any Award Agreement, Other Stock-Based Awards and shares subject to such awards may not be sold, assigned, transferred, pledged or otherwise encumbered, in the case of shares of Stock, prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses, and in all other cases, not at all.

(ii) Subject to the provisions of this Plan and any Award Agreement and unless otherwise determined by the Committee at grant, the recipient of a Stock-Based Award shall be entitled to receive, currently or on a deferred basis, as determined by the Committee, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

(iii) Any Other Stock-Based Award and any Stock covered by any such award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

(iv) In the event of the participant’s retirement, disability or death, and in other instances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations, performance requirements or restrictions imposed (if any) with respect to any or all of an Other Stock-Based Award and/or accelerate the payment of cash or Stock pursuant to any such award.

(v) Each Other Stock-Based Award shall be confirmed by, and subject to the terms of, an Award Agreement or other instrument executed by the Company and by the Participant.

(vi) Stock (including securities convertible into Stock) issued on a bonus basis may be issued for no cash consideration.

(vii) Unless otherwise determined by the Committee at or after grant, if a Participant’s employment terminates by reason of death, a pro rata portion of the restrictions pertaining to continued employment on any Restricted Stock will lapse, based on the number of full months the participant was employed during the restriction period divided by the total number of months in the restriction period. All such pro rata awards will be determined and distributed at such time as awards are paid to other Plan participants.

(viii) Unless otherwise determined by the Committee at or after grant, if a Participant’s employment terminates by reason of retirement on or after age 65, all of the restrictions pertaining to continued employment on any Restricted Stock will lapse. Any such award will be determined and distributed at such time as awards are paid to other Plan participants.

(ix) Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if a participant’s employment terminates for any reason other than death or retirement on or after age 65, as in the case of voluntary resignation of employment by the participant, all Other Stock-Based Awards shall be immediately forfeited.

12. Transferability of Incentives.    Incentives shall not be transferable by a Participant other than by will or under the laws of descent and distribution, and any Option shall be exercisable only by the Participant during such Participant’s lifetime. In the event of (a) any attempt by the Participant to alienate, assign, pledge, hypothecate or otherwise dispose of an Incentive, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest conferred by an Incentive, the Company may terminate the Incentive by notice to the Participant and it shall thereupon become null and void.

13. Certain Incentive Terminations.    Except as may be otherwise expressly provided herein, Incentives shall terminate on such date as shall be selected by the Committee in its discretion and specified in the Award Agreement, but in the case of Options not in excess of one day less than three months following severance of the employment relationship between the Company or its subsidiary corporation and the Participant for any reason, for or without cause. For purposes of termination of an Incentive, if a Participant is an employee of a subsidiary of the Company, the aforementioned employment relationship shall be deemed severed at such time as the subsidiary ceases for any reason to be a subsidiary of the Company under Section 6 hereto whether or not the employee continues in the employ of the subsidiary. Whether authorized leave of absence, or absence on military or government service, shall constitute severance of the employment relationship between the Company or its subsidiary corporation and the Participant shall be determined by the Committee at the time thereof. If, before the date of expiration of an Option, the Participant shall be retired in good standing from the employ of the Company for reasons of age or disability under the then established rules of the Company, the Option shall terminate on the earlier of such date of expiration or one day less than three months after the date of such retirement. In the event of such retirement, the Participant shall have the right prior to the termination of such Option to exercise the Option to the extent to which the Participant was entitled to exercise such Option immediately prior to such retirement. After the death of the Participant, the Participant’s executors, administrators, or any person or persons to whom an Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the earlier of the date of expiration or one year following the date of such death, to exercise the Option, in whole or in part (without regard to any limitations set forth in or imposed pursuant to Section 9 hereof).

14. Requirements of Law.    The Company shall not be required to sell or issue any shares under an Incentive if the issuance of such shares constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority. In addition, in connection with the Securities Act of 1933 (as now in effect or hereafter amended), the Company shall not be required to issue such shares unless the Committee has received evidence satisfactory to it to the effect that the holder will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. In the event the shares issuable hereunder are not registered under the Securities Act of 1933, the Company may imprint the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:

“The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any State and may not be sold or transferred except upon such registration or upon receipt by the Company of an opinion of counsel satisfactory to the Company, in form and substance satisfactory to the Company, that registration is not required for such sale or transfer.”

The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended); and in the event any shares are so registered the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of

Stock hereunder to comply with any law or regulation of any governmental authority. The Company may contractually provide in any Award Agreement for a holding period prior to the sale or disposition of Stock.

15. No Rights as Shareholder for Optionees.    No Participant shall have rights as a shareholder with respect to shares covered by an Option until the date of issuance of a stock certificate for such shares; and, except as otherwise provided in Section 17 hereof, no adjustment for dividends, or otherwise, shall be made if the record date thereof is prior to the date of issuance of such certificate.

16. No Employment Obligation.    The granting of any Incentive shall not impose upon the Company any obligation to employ or continue to employ any Participant; and the right of the Company to terminate the employment of any Participant shall not be affected by reason of the fact that an Incentive has been granted.

17. Changes in the Company’s Capital Structure.    The existence of outstanding Incentives shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation therefor in money, services or property, then (a) the number, class, and per share price of shares of Stock subject to Incentives shall be appropriately adjusted in such a manner as to entitle a Participant to receive, for the same aggregate cash consideration, the same total number and class of shares as would have been received immediately prior to the event requiring the adjustment; and (b) the number and class of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved that number and class of shares of Stock that would have been received by the owner of an equal number of outstanding shares of each class of Stock as the result of the event requiring the adjustment.

After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each holder of an outstanding Incentive shall, at no additional cost, be entitled under the terms of the Incentive to receive (subject to any required action by shareholders) in lieu of the number and class of shares as to which such Incentive would have applied in the absence of such event, the number and class of shares of Stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of pre-merger securities.

If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation while Incentives remain outstanding under the Plan, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding Incentive shall be entitled, under the terms of the Incentive, to receive, in lieu of shares of the Stock, shares of such stock or other securities as the holders of shares of such class of Stock received pursuant to the terms of the merger, consolidation or sale; (ii) the Committee may waive any limitations set forth in or imposed pursuant to Section 9 hereof so that all Incentives, from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Committee, shall be fully vested, free of risk of forfeiture or exercisable in full, as the case may be; and (iii) all outstanding Options may be canceled by the Committee as of the effective date of any such merger, consolidation, liquidation or sale provided that (x) notice of such cancellation shall be given to each holder of an Option and (y) each holder of an Option shall have the right to exercise such Option in full (without regard to any limitations set forth in or imposed pursuant to Section 9 hereof) during a 30-day period preceding the effective date of such merger, consolidation, liquidation or sale.

Except as hereinbefore expressly provided, the issue by the Company of shares of Stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Stock then subject to outstanding Incentives.

18. Amendment or Termination of Plan.    The Board of Directors may modify, revise or terminate this Plan at any time and from time to time; provided, however, that without the further approval of the holders of at least a majority of the outstanding shares of Stock, the Board may not increase the aggregate number of shares which may be issued under Incentives pursuant to the provisions of the Plan and that any amendment, modification, revision or termination shall not effect any outstanding Incentives.

19. Written Agreement.    Each Incentive granted hereunder shall be embodied in a written option agreement (the “Award Agreement”), which shall be subject to the terms and conditions prescribed above and shall be signed by the Participant and by the President or any Executive Officer of the Company for and in the name and on behalf of the Company. The Award Agreement shall contain such other terms, conditions or limitations as the Committee in its discretion shall deem advisable.

20. Indemnification of Committee.    The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further action to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by such member in connection with or arising out of any action, suit or proceeding in which such member may be involved by reason of being or having been a member of the Committee, whether or not such member continues to be a member of the Committee at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee (a) in respect of matters as to which such member shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of such member’s duty as a member of the Committee, or (b) in respect of any matter in which any settlement is effected, to any amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee unless, within sixty (60) days after institution of any such action, suit or proceeding, such member shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee and shall be in addition to all other rights to which such member of the Committee may be entitled as a matter of law, contract, or otherwise.

21. Buyout Provisions.    The Committee may at any time offer to buy out for a payment in cash or Stock an Incentive previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

22. Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount (including any shares of Stock withheld as provided herein) sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to an Incentive. The Committee may, in its sole discretion, permit a Participant to satisfy the withholding requirement, in whole or in part, by tendering shares of Stock held by the Participant at least twelve (12) months prior to their tender or by having the Company withhold shares of Stock having a Fair

Market Value equal to the minimum statutory total tax which could be imposed on the transaction. Any such election shall be irrevocable, made in writing and signed by the Participant.

23. Effective Date of Plan.    The Plan shall become effective and shall be deemed to have been adopted on January 28, 2004 (subject to Shareholder approval).

24. Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

25. Requirements of Law.    The granting of Incentives and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

26. Governing Law.    To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of the State of Delaware. Participants agree to the exclusive jurisdiction of state and federal courts in Delaware with respect to any disputes arising out of the Plan.

EXHIBIT B

DOVER MOTORSPORTS, INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

PURPOSE

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary purpose is to monitor the integrity of the Company’s financial reporting process, including (by overseeing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof) the Company’s systems of internal accounting and financial controls, the performance of the Company’s internal audit function, the independent auditor’s qualifications and independence, the Company’s compliance with ethics policies and legal and regulatory requirements statements, and the annual independent audit of the Company’s financial statements. The Committee will monitor the independence, performance, and qualifications of the Company’s independent auditors.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee is authorized to retain outside counsel, auditors or other experts and professionals for this purpose. The Board and the Committee are in place to represent the Company’s shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company and to any advisors employed by the Company as well as ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

MEMBERSHIP

The Committee shall be comprised of not less than three members of the Board, and the Committee’s composition shall meet all requirements of the Audit Committee policy of the New York Stock Exchange.

Accordingly, all of the members must be directors:

•	Who are independent of management and the Company. Members of the Committee shall be considered independent as long as they do not accept any consulting, advisory, or compensatory fee from the Company and are not an affiliated person of the Company or its subsidiaries, and meet the independence requirements of the New York Stock Exchange. Under the Rule 10A-3 to Securities Exchange Act of 1934, disallowed payments to an Audit Committee member includes payments made directly or indirectly, and for these purposes “indirect” acceptance shall include (a) payments to spouses, minor children or stepchildren or children or stepchildren sharing a home with the member and (b) payments accepted by an entity in which such member is a partner, member, officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to the Company or any subsidiary.

•	Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee must be an “audit committee financial expert” as defined by SEC regulations.

KEY RESPONSIBILITIES

The Committee’s primary responsibility is to oversee the Company’s financial reporting process on behalf of the Board and report results of their activities to the Board on a regular basis. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company as well as the Company’s internal controls. The independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report hereon.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the Committee. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate under the circumstances.

The Committee shall be directly responsible for the appointment and termination (subject, if applicable, to shareholder ratification), compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting. The Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

At least annually, the Committee shall obtain and review a report by the independent auditors describing:

•	The firm’s internal quality control procedures.

•	Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•	All relationships between the independent auditor and the Company (to assess the auditor’s independence).

In addition, the Committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and the New York Stock Exchange listing standards.

The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs (e.g., Company’s Code of Business Conduct).

The Committee shall meet separately periodically with management, the internal auditors, and the independent auditors to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the internal auditors and the independent auditors to meet privately with the members of the Committee. The Committee shall review with the independent auditor any audit problems or difficulties and management’s response.

The Committee shall receive regular reports from the independent auditor on the critical accounting policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

The Committee shall review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors’ report on management’s assertion.

The Committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

The Committee shall review the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

The Committee shall review with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

The Committee shall receive corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

The Committee also prepares its report to be included in the Company’s annual proxy statement, as required by SEC regulations.

The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

DOVER MOTORSPORTS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS

WEDNESDAY, APRIL 28, 2004, 11:00 A.M.

The undersigned hereby constitutes and appoints Henry B. Tippie and Denis McGlynn, and each of them jointly and severally, proxies with full power of substitution, to vote all shares of Common Stock and Class A Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on April, 28, 2004 at 11:00 A.M., Sussex Room, Dover Downs Hotel and Conference Center, 1131 N. DuPont Highway, Dover, Delaware, or at any adjournment thereof, on all matters set forth in the Notice of Annual Meeting and Proxy Statement dated March 29, 2004, as follows:

(Mark only one box)

1.	ELECTION OF DIRECTORS

Nominees: John W. Rollins, Jr., Eugene W. Weaver, Melvin L. Joseph

☐	VOTE FOR all nominees listed above; except vote withheld from following nominee (if any):

☐	VOTE WITHHELD FROM all nominees.

2.	APPROVAL OF THE 2004 STOCK INCENTIVE PLAN

☐	VOTE FOR approval of 2004 Stock Incentive Plan:

☐	VOTE AGAINST approval of 2004 Stock Incentive Plan:

☐	VOTE WITHHELD FROM approval of 2004 Stock Incentive Plan.

3.	At their discretion, upon such matters as may properly come before the Annual Meeting or any adjournment thereof.

(OVER)

(CONTINUED FROM OTHER SIDE)

The undersigned acknowledges receipt of the aforesaid Notice of Annual Meeting and Proxy Statement, each dated March 29, 2004, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned’s name, place and stead.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DOVER MOTORSPORTS, INC. AND THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED BY YOU, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please sign below, date and return promptly.

Signature(s) of Stockholder(s)

DATED: , 2004

Signature(s) should conform to name(s) and title(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should add their title(s) on signing.

NO POSTAGE IS REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES